Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

NAME OF SUBSIDIARY	STATE OR JURISDICTION	D/B/A
HDS Holding Corporation	Delaware	(Not applicable)
HD Supply, Inc.	Delaware	HD Supply
HD Supply Holdings, LLC	Florida	(Not applicable)
Creative Touch Interiors, Inc.	Maryland	HD Supply Interior Solutions
HD Supply Construction Supply Group, Inc.	Delaware	(Not applicable)
White Cap Construction Supply, Inc.	Delaware	(Not applicable)
HD Supply GP & Management, Inc.	Delaware	(Not applicable)
HD Supply Construction Supply, Ltd.	Florida	HD Supply Construction & Industrial — White Cap
HD Supply Facilities Maintenance, Ltd.	Florida	HD Supply Facilities Maintenance
HD Supply FM Services, LLC	Delaware	(Not applicable)
HD Supply Waterworks, Ltd.	Florida	HD Supply Waterworks
HD Supply International Holdings, Inc.	Delaware	(Not applicable)
Solbelt Supply Southwest, S.A. DE C.V.	Mexico	(Not applicable)
HD Supply (Hong Kong) Limited	Hong Kong	(Not applicable)
HD Supply (Shenzhen) Company Limited	China	(Not applicable)
HD Supply Panama, S.A.	Panama	(Not applicable)
HD Supply Management, Inc.	Florida	(Not applicable)
HD Supply Repair & Remodel, LLC	Delaware	HD Supply Home Improvement Solutions
HD Supply Waterworks Group, Inc.	Delaware	(Not applicable)
HDS IP Holding, LLC	Nevada	(Not applicable)
HSI IP, Inc.	Delaware	(Not applicable)
HDS Canada Holdings, ULC	Nova Scotia	(Not applicable)
HDS Canada, Inc.	Nova Scotia	HD Supply Canada
HD Supply International Holdings II, LLC	Delaware	(Not applicable)
HD Supply Support Services, Inc.	Delaware	(Not applicable)